EXHIBIT 23.6


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
DRS Technologies, Inc.

We consent to the use of our reports incorporated by reference in the Registration Statement (No. 333-69751).



PricewaterhouseCoopers LLP
Dallas, Texas
January   , 1999